EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-3) of Playboy Enterprises, Inc. and to the incorporation by reference therein of our report dated February 20, 2001, with respect to the consolidated financial statements and schedule of Playboy Enterprises, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                          /s/Ernst & Young LLP

Chicago, Illinois
September 18, 2001